Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton	May 19, 2005
Chief Financial Officer
610-768-3300

UNIVERSAL HEALTH SERVICES, INC.

COMPLETES SALE OF 81.5% INTEREST IN MÉDI-PARTENAIRES

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that it has completed the previously announced sale of its 81.5% interest in Médi- Partenaires to Barclays Private Equity France and Cobalt Capital. Médi-Partenaires is one of the leading operators of private acute-care hospitals in France and currently owns and manages 14 hospitals across France. The pre-tax sale proceeds were approximately $295 million.

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals, ambulatory and radiation centers nationwide. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT).

Certain statements in this release may constitute forward-looking statements that are subject to various risks and uncertainties as discussed in the Company’s filings with the Securities and Exchange Commission. The Company is not obligated to update these forward-looking statements even if the Company’s assessment of these risks and uncertainties changes.

For additional information on the Company, visit our web site: http://www.uhsinc.com.

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